     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1994

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           UNITED CITIES GAS COMPANY
             (Exact name of Registrant as specified in its charter)

            ILLINOIS AND VIRGINIA                               36-1801540
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)
              5300 MARYLAND WAY
             BRENTWOOD, TENNESSEE                                 37027
   (Address of principal executive offices)                     (Zip Code)

                           UNITED CITIES GAS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           GENE C. KOONCE, PRESIDENT
                           UNITED CITIES GAS COMPANY
                               5300 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-5310
(Name, address and telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                                 JOHN M. DIXON
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 845-3000
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
                                               PROPOSED          PROPOSED
TITLE OF                      AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES                    TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
TO BE REGISTERED            REGISTERED       PER SHARE(1)     OFFERING PRICE         FEE
- ------------------------------------------------------------------------------------------------
Common Stock, without
  par value.............   216,105 Shares       $16.13        $3,485,773.65       $1,201.99
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $16.13, the average of the high and low price for the shares of United Cities Gas Company Common Stock as reported by the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System on July 25, 1994.
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

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by United Cities Gas Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

          3. The description of the Common Stock of the Company, without par value, as contained in the Company's Registration Statement on Form 10, as amended by subsequently filed reports on Form 10-K.

     All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents described above (other than exhibits). Requests for such copies should be directed to Investor Relations/Corporate Communications, United Cities Gas Company, 5300 Maryland Way, Brentwood, Tennessee 37027, telephone (615) 373-5310, ext. 269.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Paragraph 56 of the Company's By-Laws provides in general that, subject to applicable statutory limitations, each director or officer of the Company and any person who, at the request of the Company, has served as a director or officer of another corporation in which the Company has a financial interest shall be indemnified against costs and expenses incurred (including any judgments, fines or reasonable settlements) in connection with the defense of any criminal or civil proceedings in which such person is named as a party by reason of having been such director or officer, or by reason of any action taken or not taken in such capacity unless such officer or director is finally adjudged to have been liable for negligence or misconduct in the performance of duty. Conviction or judgment in a criminal proceeding does not necessarily constitute an adjudication of liability for negligence or misconduct in performance of duty, under certain conditions. Paragraph 56 also provides that the provisions thereof shall not be construed as a limitation on the general power of the Company to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for in paragraph 56.

     The Illinois Business Corporation Act and the Virginia Stock Corporation Act generally provide that each corporation subject to such Acts shall have the power to provide indemnification of the type summarized above, subject to certain limitations. The Company has purchased insurance policies covering certain liabilities of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 8.  EXHIBITS

     See List of Exhibits on page II-5 hereof.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on July 26, 1994.

                                          UNITED CITIES GAS COMPANY

                                          By       /s/  GENE C. KOONCE
                                          --------------------------------------
                                                      Gene C. Koonce
                                                        President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene C. Koonce, James B. Ford and Tom S. Hawkins, Jr., or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                      DATE
- ---------------------------------------------   --------------------------------   --------------
                 /s/  DWIGHT C. BAUM            Chairman of the Board
- ---------------------------------------------
               Dwight C. Baum

                 /s/  GENE C. KOONCE            President, Principal Executive
- ---------------------------------------------     Officer and Director
               Gene C. Koonce

                   /s/  JAMES B. FORD           Senior Vice President and
- ---------------------------------------------     Treasurer and Principal
                James B. Ford                     Financial Officer

              /s/  TOM S. HAWKINS, JR.          Vice President of Finance          July 26, 1994
- ---------------------------------------------
             Tom S. Hawkins, Jr.

            /s/  ADRIENNE H. BRANDON            Controller
- ---------------------------------------------
             Adrienne H. Brandon

              /s/  THOMAS J. GARLAND            Director
- ---------------------------------------------
              Thomas J. Garland

                /s/  VINCENT J. LEWIS           Director
- ---------------------------------------------
              Vincent J. Lewis

                  SIGNATURE                                  TITLE                      DATE
- ---------------------------------------------   --------------------------------   --------------
- ---------------------------------------------   Director
           Dennis L. Newberry, II

               /s/  STIRTON OMAN, JR.           Director
- ---------------------------------------------
              Stirton Oman, Jr.

             /s/  TIMOTHY W. TRIPLETT           Director
- ---------------------------------------------
             Timothy W. Triplett

          /s/  GEORGE C. WOODRUFF, JR.          Director
- ---------------------------------------------
           George C. Woodruff, Jr.

                                LIST OF EXHIBITS

                                                                                 PAGE NUMBER
                                                                                IN SEQUENTIAL
EXHIBIT                                                                           NUMBERING
NUMBER                                                                             SYSTEM
- ------                                                                          -------------
 4.01    Indenture of Mortgage, dated as of July 15, 1959, from the Company to
         Continental Bank National Association and M.J. Kruger, as Trustees, as
         amended and supplemented through December 1, 1992 (the Indenture of
         Mortgage through the 20th Supplemental Indenture filed with the
         Company's Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).
 5.01    Opinion of Chapman and Cutler.
23.01    Consent of Chapman and Cutler is included in Exhibit 5.01 hereto.
23.02    Consent of Independent Public Accountants.
24.01    Power of Attorney is included on Page II-3 of this Registration
         Statement.